UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2017

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2017, Frontier Communications Corporation amended its credit agreement, dated as of June 2, 2014, with CoBank, ACB, as administrative agent, and the other lenders party thereto, and its credit agreement, dated as of October 12, 2016, with CoBank, ACB, as administrative agent, and the other lenders party thereto (the Amendments). The Amendments provide that interest rate margins under each of these facilities will range from 0.875% to 3.875% for Base Rate borrowings and 1.875% to 4.875% for LIBOR borrowings, subject to adjustment based on our Total Leverage Ratio, as defined in each credit agreement. The interest rate on each of the facilities as of March 29, 2017 was LIBOR plus 3.875%. In addition, the Amendments provide Frontier with more flexible terms, the most significant of which is a change in the covenants to increase the maximum Leverage Ratio (as defined in the Amendments) to 5.25 to 1.0 initially, migrating to 5.0 to 1.0 beginning in the second quarter of 2018, 4.75 to 1.0 in the second quarter of 2019, and 4.5 to 1.0 in the second quarter of 2020. Under the Amendments, Frontier will be expanding the security package to include pledges of the equity interests in certain Frontier subsidiaries and guaranties by certain Frontier subsidiaries. Such increase in the maximum Leverage Ratio and expansion of the security package are the same as those contained in that certain first amended and restated credit agreement, dated as of February 27, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, previously filed with the Commission as Exhibit 10 under cover of Form 8-K on February 28, 2017.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of each Amendment, copies of which are filed as Exhibit 10.1 and 10.2 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Fourth Amendment to Credit Agreement, dated as of March 29, 2017, among Frontier Communications Corporation, CoBank, ACB, as Administrative Agent, and the lenders and voting participants under the Credit Agreement, dated as of June 2, 2014 (as amended, modified, supplemented, extended or restated from time to time).

10.2	First Amendment to Credit Agreement, dated as of March 29, 2017, among Frontier Communications Corporation, CoBank, ACB, as Administrative Agent, and the lenders and voting participants under the Credit Agreement, dated as of October 12, 2016 (as amended, modified, supplemented, extended or restated from time to time).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: March 29, 2017	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President and
Chief Legal Officer

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